EXHIBIT 3.1

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I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ATRICURE, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2000, AT 9 O’ CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FOURTH DAY OF MAY, A.D. 2001, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-NINTH DAY OF NOVEMBER, A.D. 2001, AT 11 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE SIXTH DAY OF JUNE, A.D. 2002, AT 10 O’ CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

3304415 8100H 050183198	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 3719204 DATE: 03-03-05

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 10/31/2000

001548434 – 3304415

CERTIFICATE OF INCORPORATION

OF

ATRICURE, INC.

FIRST: The name of the corporation (the “Corporation”) is AtriCure, Inc.

SECOND: The Corporation’s registered office in the State of Delaware is located at 9 East Loockerman Street, Dover, Delaware 19901. The registered agent at this address is National Registered Agents, Inc., in the County of Kent.

THIRD: The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 10,000,000 shares of Common Stock, $.0001 par value per share.

FIFTH: The name and mailing address of the incorporator are as follows:

Gary Day

c/o Epstein Becker & Green, P.C.

250 Park Avenue

New York, New York 10177-1211

SIXTH: The duration of the corporation shall be perpetual.

SEVENTH: The Board of Directors shall have the power to adopt, amend or repeal the By-Laws.

EIGHTH: Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws, or, if not so designated or provided, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by written ballot unless and to the extent that the By-Laws so provide.

NINTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. The Corporation shall advance expenses to the fullest extent permitted by said Section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

TENTH: To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no person serving as a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment or repeal of this Article Tenth nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall adversely affect any right or protection existing under this Article at the time of such amendment or repeal.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed this Certificate of Incorporation on this 31st day of October, 2000.

/s/ Gary Day
Gary Day, Esq.
Incorporator

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